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                                                                       Exhibit 5

                 [Miller Canfield Paddock and Stone Letterhead]

                                  June 27, 2005

Capitol Bancorp Ltd.
Capitol Bancorp Center
200 N. Washington Square
Lansing, Michigan  48933


Ladies and Gentlemen:

      We have served as counsel to Capitol Bancorp Ltd., a Michigan corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 1,000,000 shares of the Company's Common Stock (the "Registered Shares") for issuance pursuant to the Company's 2003 Stock Plan (the "Plan").

      In acting as counsel for the Company, we have examined the proceedings taken in connection with the issuance pursuant to the Plan, and we have examined and relied upon the originals or copies, certified or otherwise, identified to our satisfaction, of such corporate records, documents, certificates and other instruments and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, and, on the basis of such examination and review, we advise you that, in our opinion:

      1.    The Registered Shares have been duly authorized.

      2. When the Registration Statement has become effective and Registered Shares have been issued, sold and paid for in accordance with the Plan, said Registered Shares will be validly issued, fully paid, and nonassessable.

      We hereby consent to the inclusion of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not concede that we are experts within the meaning of the Securities Act, or the rules or regulations thereunder, or that this consent is required by Section 7 of the Securities Act.

                                Very truly yours,

              Opinion of Miller, Canfield, Paddock and Stone, p.l.c.

                              /s/